EXHIBIT 10.3

Date:	17 May 2021

To:	Party A (as defined in the Appendix)

From:	Party B (as defined in the Appendix)

PRIVATE & CONFIDENTIAL

Dear Sirs,

Share Swap – the issued share capital of the Target Company (as defined in the Appendix) in exchange for shares of the OTC Company (as defined in the Appendix) to be made between Party A and Party B (together the “Parties”, and each a “Party”).

The purpose of this letter (this “Letter”) is to confirm that the Parties have agreed to swap shares in the following manner:

1.

Party A shall pay Party C the Administrative Fee (as defined in the Appendix) less the Deposit (as defined in the Appendix) upon the signing of this Letter. The Administrative Fee shall be refunded in full to Party A, if the Share Swap does not take effect or Party A exercises the Option (as defined below) after the first anniversary of the Completion Date (as defined in the Appendix). For the avoidance of doubt, no refund will be made if Party A exercises the Option (as defined below) within 12 months after the Completion Date.

2.

Party B, being a wholly owned subsidiary of the OTC Company on and after the Completion Date (as defined in the Appendix), will cause and procure the OTC Company to issue and allocate with full legal title, free of any rights, interest or any other encumbrances, the Relevant Number (as defined in the Appendix) of the OTC Shares (as defined in the Appendix) to, or to the order of, Party A in accordance with the OTC Shares Deliveries (as defined in the Appendix), in exchange for the delivery (directly or indirectly) of the Target Shares (as defined in the Appendix) by Party A to Party B in accordance with the Target Shares Deliveries (as defined in the Appendix).

3.

Party A hereby irrevocably and unconditionally agrees and undertakes to Party B that Party A will ensure that the Target Company will achieve each Financial Undertaking (as defined in the Appendix). In the event that a Financial Undertaking is not achieved, an Adjustment (as defined in the Appendix) shall be made with respect to such failure.

4.

Party A may, subject to the NASDAQ Upgrade (as defined in the Appendix), at any time within 30 months after the Completion Date, decide not to proceed with the Share Swap (the “Option”), in which case, Party B shall transfer all of the Target Shares it has received back to Party A against the delivery of all of the OTC Shares transferred to Party A. In the event that Party A has disposed of any OTC Shares prior to exercising the Option, Party A may pay the sale proceeds of such disposed OTC shares, in lieu of physical delivery, to Party B.

5.	The Parties agree to such other terms and conditions set out in the Appendix.

6.

Party B hereby agrees and undertakes to Party A that it will not and will procure that its agents, officers, employees and advisers will not, at any time after the date of this Letter, without the prior written consent of Party A or save as required by law or any rule of any relevant stock exchange body, disclose any information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Target Company supplied to Party B, its agents, officers, employees or advisers by Party A, to any third party (other than those of its agents, officers, employees or advisers as are necessarily required in the course of their duties to receive and acquire such documents, information and/or knowledge under the same duty of confidentiality). For the avoidance of doubt, the OTC Company shall make announcement(s) in respect of this Letter in accordance with the relevant rules, regulations and laws in the United States of America, where necessary or desirable (as determined by the OTC Company, in its sole and absolute discretion).

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7.

Party A hereby agrees and undertakes to Party B that it will not and will procure that its agents, officers, employees and advisers will not, at any time after the date of this Letter, without the prior written consent of Party B or save as required by law or any rule of any relevant stock exchange body, disclose any information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of Party B or the OTC Company supplied to Party A, its agents, officers, employees or advisers by Party B, to any third party (other than those of its agents, officers, employees or advisers as are necessarily required in the course of their duties to receive and acquire such documents, information and/or knowledge under the same duty of confidentiality).

8.	No Party may assign or transfer any of their rights or obligations under this Letter, without the prior written consent of the other Party.

9.	This Letter shall be governed by, and construed in accordance with, the laws of Hong Kong and the Parties submit to the non-exclusive jurisdiction of the Hong Kong courts.

Yours faithfully,

Executed as a deed

for and on behalf of

MASSIVE TREASURE LIMITED

____________________________ LEE YING CHIU HERBERT DIRECTOR

I/We hereby acknowledge and agree to the terms contained in this Letter.

DATED: 17 May 2021

Executed as a deed

By ______________

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We, COSMOS GROUP HOLDINGS INC. (COSG), hereby acknowledge and agree to the terms contained in this Letter.

____________________________ CHAN MAN CHUNG DIRECTOR WITH EFFECT FROM THE COMPLETION DATE

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Appendix

Term	Definition

Party A:	____________________

Party B:	MASSIVE TREASURE LIMITED

Party C:	CHAN MAN CHUNG for and on behalf of Cosmos Group Holdings Inc (COSG)

Target Company:	_________________

OTC Company:	COSMOS GROUP HOLDINGS INC (COSG)

Deposit:	Not Applicable

Administration Fee:	Not Applicable

OTC Shares:	Ordinary voting shares of the OTC Company

Relevant Number:

Relevant Number = Initial Relevant Number + Secondary Relevant Number (all subject to Adjustment)

“Initial Relevant Number” means (2)/(1)*0.26 (rounded down to the nearest whole number)

“Secondary Relevant Number” means (2)/(3)*0.25 (rounded down to the nearest whole number)

(1) The closing price of the OTC Shares as of the date of signing this letter; and

(2) 8 times of the First Undertaking Amount (as defined below); and

(3) The closing price of the OTC Shares as of the fifth business day prior to the first anniversary of the Completion Date.

OTC Shares Deliveries:	The OTC Shares shall be delivered to the following persons on the following dates:

	1.	On the Completion Date, 75% of the Initial Relevant Number of the OTC Shares shall be delivered to TSIM MING CHUI, HKID Y128850(2), or in such other manner as specified by Party A.

	2.	On the Completion Date, 25% of the Initial Relevant Number of the OTC Shares shall be delivered to XU FENGNA, HKID M636398(4), or in such other manner as specified by Party A.

3.

On the first anniversary of the Completion Date, 75% of the Secondary Relevant Number of the OTC Shares shall be delivered to TSIM MING CHUI, HKID Y128850(2), or in such other manner as specified by Party A.

4.

On the first anniversary of the Completion Date, 25% of the Secondary Relevant Number of the OTC Shares shall be delivered to XU FENGNA, HKID M636398(4), or in such other manner as specified by Party A.

	5.	Within 30 days of the second anniversary of the Completion Date, any additional OTC Shares as described in the Adjustment to Party A, or in such other manner as specified by Party A.

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Target Shares:	Ordinary voting shares of the Target Company

Appropriate Number:	Appropriate Number = Initial Appropriate Number + Secondary Appropriate Number “Initial Appropriate Number” means 2,601 “Secondary Appropriate Number ” means 2,499

Target Shares Deliveries:	The Appropriate Number of Target Shares shall be delivered to the following persons on the following dates:

	1.	On the Completion Date, 100% of the Initial Appropriate Number of the Target Shares shall be delivered to Party B, or such other manner as specified by Party B.

	2.	On the first anniversary of the Completion Date, 100% of the Secondary Appropriate Number of the Target Shares shall be delivered to Party B, or such other manner as specified by Party B.

Completion Date:	30 June 2021 or such other later date as is necessary to comply with all rules, regulations and laws of the United States of America to complete the Share Swap.

Financial Undertaking:	In respect each of the financial years mentioned below:

1.

The “First Undertaking Amount” is defined as HKD3,000,000, being the net profit certified by an accountant acceptable to Party B in the first financial year from 1 June 2021 to 31 May 2022 to be achieved by the Target Company.

2.

The “Second Undertaking Amount” is defined as HKD3,000,000, being the net profit certified by an accountant acceptable to Party B in the second financial year from 1 June 2022 to 31 May 2023 to be achieved by the Target Company.

For the purposes of the above, “net profit” means actual unimpaired income received or realized by the Target Company, less any expenses paid by it, excluding reasonable expenses related to the Share Swap and payment of profit taxes in accordance with Hong Kong laws.

At the end of the first financial year, Party A will ensure that Target Company will dividend all of the First Undertaking Amount to all shareholders in accordance with their respective shareholdings. Each Shareholder will then lend all of its portion of the dividends to the Target Company for a duration of 12 months.

For the avoidance of doubt, at the end of the second financial year, Party A will ensure that the Target Company shall have:

	(i)	In its bank accounts, cash amount equal to the Second Undertaking Amount; and

	(ii)	(ii) Within 3 months after the completion date, Party A will ensure that the Target Company ceases to have any assets and liabilities, other than the cash amount described in (i) above.

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Adjustment:

With respect to each financial year, if Party A falls short of the Financial Undertaking for such financial year, the Relevant Number shall be reduced by the same proportion. The number of OTC Shares representing such reduction may be deducted from the immediately following delivery of OTC Shares to Party A, if sufficient and available. And if not sufficient or available, Party A shall deliver such number of OTC Shares representing such reduction to the OTC Company (or such portion representing the insufficiency).

On the second anniversary of the Completion Date, if the aggregate net profit for the 2 financial years is larger than the Second Undertaking Amount, additional bonus OTC shares calculated as follows will be issued to Party A:

((1)/(the Second Undertaking Amount) -1) * (the Relevant Number), rounded down to the nearest whole number

(1) The aggregate net profit of each of the 2 financial years, from 1 June 2021 to 31 May 2022 and from 1 June 2022 to 31 May 2023.

For the avoidance of doubt, the price of the OTC Shares to be applied in the adjustment shall be the same as the price(s) of the original respective Share Swap.

NASDAQ Upgrade:		1.

If the OTC Company intends to submit an application to list on NASDAQ, Party B shall provide Party A with not less than thirty (30) day’s prior written notice, to the extent practicable and permissible under all applicable laws.

		2.	In the event that the OTC Company has submitted an application to list on NASDAQ, the Option shall be immediately suspended until the first anniversary of the successful listing of the OTC Company on NASDAQ. For the avoidance of doubt, if such application is unsuccessful for any reason, such suspension of the Option shall immediately cease to be effective.

Other Terms and Conditions:	1.	Party B will not interfere with the day to day operations and management of the Target Company;

	2.	Party A shall solely be responsible for the management and operations of the Target Company within two (2) years after the Completion Date;

	3.	Party B undertakes that it will not exercise its right to nominate, appoint or change any director in the Target Company within two (2) years after the Completion Date; and

	4.	There will be no distribution of dividends by the Target Company within two (2) years after the Completion Date, other than in accordance with the Financial Undertaking.

	5.	Party B acknowledges that all assets and liabilities, including receivables, kept in the books and bank account of the Target Company prior to the Completion Date are the assets and liabilities of Party A. Party A has the right to withdraw the said assets and liabilities from the Target Company at any time after the Completion Date. For the avoidance of doubt, nothing in this paragraph 5 affects Party A’s Financial Undertaking set out above.

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